UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana 47025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of United Community Bancorp (the “Company”) was held on July 24, 2018. The final results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.	The proposal to approve the Agreement and Plan of Merger by and between Civista Bancshares, Inc., Civista Bank, United Community Bancorp and United Community Bank, dated as of March 11, 2018, and the transactions contemplated therein, was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
3,301,968	36,168	21,155

There were no broker non-votes on the proposal.

2.	The proposal to approve, on a non-binding advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger of the Company and Civista Bancshares, Inc. pursuant to existing agreements or arrangements with the Company was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
2,681,094	598,902	79,295

There were no broker non-votes on the proposal.

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Item 8.01	Other Events

On July 24, 2018, the Company and Civista Bancshares issued a joint press release announcing the results of its special meeting of stockholders held on July 24, 2018 and the receipt of required regulatory approvals from the Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland.  A copy of the joint press release dated July 24, 2018 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

99.1	Joint Press Release dated July 24, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: July 26, 2018	By:	/s/ Elmer G. McLaughlin
Elmer G. McLaughlin
President and Chief Executive Officer

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